                                                               EXHIBIT 4(c)(vii)

                                    RULES OF

                    THE SMITH & NEPHEW SHARESAVE PLAN (2002)

             -------------------------------------------------------

                         This is a copy of the rules of
                    The Smith & Nephew Sharesave Plan (2002)
                established by resolution of shareholders of the
              Company at its Annual General Meeting on 3 April 2002
              and as initialled by the Chairman for the purposes of
                               identification only

                             ......................
                                    Chairman

             -------------------------------------------------------

                        Inland Revenue Ref No SRS2729/ELW

[LOGO OF PINSENT CURTIS BIDDLE]

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                                    CONTENTS

RULES                                                                       PAGE

1.         Interpretation                                                      1

2.         Invitations to apply for Options                                    6

3.         The Exercise Price                                                  8

4.         Applications for Options                                            8

5.         Acceptance and Scaling-Down of Applications                         9

6.         Grant of Options                                                   10

7.         Issue of Shares                                                    11

8.         Limits on Individual Contributions                                 11

9.         Non-Transferability and Lapse of Options                           12

10.        Relationship with Service Contract                                 12

11.        Exercise of Options                                                13

12.        Manner of Exercise of Options                                      15

13.        Reconstruction or Winding-Up of the Company                        17

14.        Take-over of the Company                                           17

15.        Variation of Share Capital                                         19

16.        Alteration of this Plan                                            20

17.        Service of Documents                                               21

18.        Miscellaneous                                                      21

19.        Jurisdiction                                                       22

20.        Data Protection                                                    22

21.        Third Party Rights                                                 22

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                                    RULES OF
                    THE SMITH & NEPHEW SHARESAVE PLAN (2002)

1.        INTERPRETATION

1.1 In this Plan, the following words and expressions shall have the meanings respectively given below:

          "3 year Option"               an Option linked to a 3 year Savings
                                        Contract

          "5 year Option"               an Option linked to a 5 year Savings
                                        Contract and which is not a 7 year
                                        Option

          "7 year Option"               an Option linked to a 5 year Savings
                                        Contract under which the Optionholder
                                        has elected, when applying for such
                                        Savings Contract, that repayments under
                                        the Savings Contract be taken as
                                        including the maximum bonus payable

          "Acquisition Cost"            in relation to the exercise of an
                                        Option, an amount equal to the product
                                        of:

                                        (a)       the maximum number of Shares
                                                  in respect of which that
                                                  Option is then exercised in
                                                  accordance with rule 11; and

                                        (b)       the Exercise Price

          "Announcement Date"           a date of notification to the London
                                        Stock Exchange of the annual or
                                        half-year results of the Company

          "Applicant"                   a person who, in response to an
                                        Invitation, submits an Application

          "Application"                 an application for the grant of an
                                        Option made in accordance with rule 4

          "Application Date"            in relation to any Invitation, such date
                                        (being not less than 14 days after the
                                        date on which that invitation was
                                        issued) as shall be determined by the
                                        Directors to be the last day on which an application for the grant of an Option may be submitted in response to Invitations issued on any occasion

          "Approval Date"               the date on which the Company receives
                                        notice that this Plan has been approved
                                        by the Inland Revenue pursuant to
                                        Schedule 9

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          "Associated Company"          any company which, in relation to the
                                        Company, is an associated company as
                                        that term is defined for the purposes of paragraph 23 of Schedule 9 by section 187(2) of the Taxes Act

          "Auditors"                    the auditors for the time being of the
                                        Company or if there are joint auditors,
                                        such one of them as the Directors may
                                        decide

          "Bonus Date"                  in relation to any Employees' Savings
                                        Contract, the earliest date on which a
                                        bonus is due or, where the Optionholder
                                        has, or has indicated that he intends to enter into, a 5 year Savings Contract and has elected that repayments under that Savings Contract be taken as including the maximum bonus payable, the earliest date on which that maximum bonus is due

          "the Company"                 Smith & Nephew plc (registered in
                                        England no 324357)

          "control"                     the meaning given in section 840 of the
                                        Taxes Act

          "Date of Grant"               in relation to any Option, the date on
                                        which that Option is granted

          "Date of Invitation"          in relation to any Option, the date on
                                        which the invitation to apply for that
                                        Option is issued

          "Dealing Day"                 a day on which the London Stock Exchange
                                        is open for business

          "Directors"                   the board of directors of the Company or
                                        a duly constituted committee of that
                                        board

          "Electronic Communications"   has the meaning given in section 15 of
                                        the Electronic Communications Act 2000
                                        (but excluding mobile telephone text
                                        messages)

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          "Eligible Employee"           any Employee (other than an Employee
                                        precluded from participating in this
                                        Plan by virtue of paragraphs 8 or 26(3)
                                        of Schedule 9) who, in relation to an
                                        Option, either:

                                        (a)       is employed by a Participating
                                                  Company and

                                        (b)       has been continuously employed
                                                  by one or more Participating
                                                  Companies throughout the
                                                  period of three months ending
                                                  with the Date of Grant (or
                                                  such other period immediately
                                                  preceding that date as the
                                                  Directors may from time to
                                                  time determine not being more
                                                  than 5 years) and

                                        (c)       is chargeable to tax in
                                                  respect of his office or
                                                  employment under Case 1 of
                                                  Schedule E or

                                        is nominated by the Directors as an
                                        Eligible Employee for the purposes of
                                        this Plan

          "Employee"                    an employee or Full-time Director of any
                                        Participating Company

          "Employees' Savings Contract" in relation to an Eligible Employee or an Optionholder, the Savings Contract
                                        entered into by that person in
                                        connection with the grant to him of an
                                        Option (and any reference to "his
                                        Savings Contract" shall be construed
                                        accordingly)

          "the Exercise Price"          in relation to Shares subject to any
                                        Option, the price per Share payable upon the exercise of that Option

          "Full-time Director"          a director of any Participating Company
                                        who is required to work at least 25
                                        hours per week (exclusive of meal
                                        breaks) disregarding holiday entitlement

          "Grantor"                     in relation to an Option, the Company or
                                        the Relevant Trustee which has granted
                                        or proposes to grant such Option

          "the Group"                   the Company and every other company
                                        which is for the time being a Subsidiary

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          "Initial Market Value"        in relation to any Share in respect of
                                        which an Option is to be, or has been,
                                        granted the market value of such a Share shall (except as otherwise agreed with the Shares Valuation of the Inland Revenue) be taken to be the average of the middle market quotations of a Share as derived from the Official List for the three consecutive Dealing Days last preceding the date of Invitation

          "Invitation"                  an invitation to apply for the grant of
                                        an Option issued in accordance with rule
                                        2

          "Jointly Owned Company"       a company (and any subsidiary as defined
                                        in section 736 of the Companies Act 1985 of such a company) of which the whole of the issued ordinary share capital is jointly owned by a member of the Group and another person (not being a member of the Group) but which is not a Subsidiary and is not under the control of such other person

          "London Stock Exchange"       means London Stock Exchange plc

          "Model Code"                  the code adopted by the Company which
                                        contains provisions similar in purpose
                                        and effect to the provisions of the
                                        Model Code for Securities Transactions
                                        by Directors of Listed Companies issued
                                        by the UK Listing Authority from time to time

          "Official List"               the daily official list of the London
                                        Stock Exchange

          "Option" a right to acquire Shares which is granted pursuant to and is exercisable only in accordance with the rules of this Plan

          "Option Certificate"          a certificate issued by the Grantor
                                        evidencing the grant of an Option

          "Optionholder"                in relation to any Option, the person to
                                        whom that Option has been granted an
                                        Option or, if that person has died, his
                                        Personal Representatives

          "Ordinary Share Capital"      issued share capital of the Company
                                        other than fixed-rate preference shares

          "Participating Company"       a member of the Group to which the
                                        Directors have resolved that this Plan
                                        shall extend

          "Personal Data"               has the meaning it bears for the
                                        purposes of the Data Protection Act 1998

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          "Personal Representatives"    in relation to an Optionholder, the
                                        legal personal representatives of the
                                        Optionholder (being either the executors of his will to whom a valid grant of probate has been made or if he dies intestate the duly appointed administrator(s) of his estate) who have satisfied the Company of their appointment as such

          "this Plan"                   The Smith & Nephew Sharesave Plan (2002)
                                        as set out in these rules as amended
                                        from time to time

          "QUEST Trustee"               a Relevant Trustee which is the trustee
                                        of a qualifying employee share ownership trust (as defined in Schedule 5 of the Finance Act 1989) established by the Company

          "Relevant Savings Body"       in relation to an Employee's Savings
                                        Contract, the Savings Body which is a
                                        party to that Contract

          "Relevant Trustee"            the meaning given in article 71(6) of
                                        the Financial Services and Markets Act
                                        2000 (Regulated Activities) Order 2001

          "Repayment Value"             in relation to an Employee's Savings
                                        Contract, the aggregate amount of all
                                        the monthly savings contributions
                                        payable under that Savings Contract
                                        together with the amount of such bonus
                                        as would be due on the Bonus Date

          "Savings Body"                such bank or building society which
                                        operates an SAYE Scheme as is approved
                                        by the Directors for the purposes of
                                        this Plan

          "Savings Contract"            a savings contract entered into under an
                                        SAYE Scheme

          "SAYE Scheme"                 a certified contractual savings scheme
                                        within the meaning of section 326 of the Taxes Act which has been approved by the Inland Revenue for the purposes of
                                        Schedule 9

          "Schedule 9"                  Schedule 9 to the Taxes Act

          "Shares" fully-paid ordinary shares in the capital of the Company which satisfy the conditions set out in paragraphs 10-14 (inclusive) of Schedule 9

          "Subscription Options"        Options which are rights granted by the
                                        Company to subscribe for Shares

          "Subsidiary"                  any company which is for the time being
                                        both a subsidiary (as defined in section
                                        736 of the Companies Act 1985) of the
                                        Company and under the control of the
                                        Company

          "Taxes Act"                   the Income and Corporation Taxes Act
                                        1988

          "UK Listing Authority"        the Financial Services Authority in its
                                        capacity as the competent authority for
                                        the purposes of Part VI of the Financial
                                        Services and Markets Act 2000

          "year"                        a financial year of the Company.

1.2 Words and expressions not defined in this rule 1 have the same meanings as in section 185 of the Taxes Act and Schedule 9.

1.3 References to any statutory provisions shall be read and construed as references to such provision as amended and re-enacted from time to time and no account should be taken of the rule headings which have been inserted for ease of reference only.

1.4 If any question, dispute or disagreement arises as to the interpretation of this Plan, the decision of the Directors shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

1.5 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act of 1996 shall not apply in relation to any such matter.

1.6       Words denoting the masculine gender shall include the feminine.

1.7       Words denoting the singular shall include the plural and vice versa.

2.        INVITATIONS TO APPLY FOR OPTIONS

2.1 Subject to the following provisions of this rule 2, the Company may from time to time issue, or procure the issue, to all persons who are or are expected to be Eligible Employees, invitations to apply for the grant of Options.

2.2       Invitations may be issued:

          2.2.1 in the period of 42 days after the Approval Date, and thereafter,

          2.2.2 in the period of 42 days beginning with the fourth Dealing Day following an Announcement Date or, if the Company is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange or any other regulatory authority) from issuing invitations in any such period, at any time in the period of 42 days beginning with the date on which such restriction is removed; and

          2.2.3 at any other time if the Directors consider the circumstances to be exceptional unless the Company is or would then be so restricted from issuing invitations at that time.

2.3 Invitations may be issued in writing or by Electronic Communication or in the form of notices, advertisements, circulars or otherwise for the general attention of Employees and to which the particular attention of individual Employees is drawn by notices issued with pay and salary advice slips SAVE THAT an invitation may not be issued to an Eligible Employee by Electronic Communication unless that person is known by his Employer Company to have personal access during his normal business hours to information sent to him by Electronic Communication.

2.4       Each such invitation shall:

          2.4.1 be in the same terms as all other such invitations issued on the same occasion;

          2.4.2 invite the person to whom it is addressed to apply for such one or more (as the Directors shall specify) 3 year Option, 5 year Option and/or 7 year Option;

          2.4.3 specify the form and manner in which each such person may apply for any such Option;

          2.4.4     identify the Savings Body;

          2.4.5 state the minimum amount of monthly savings contribution which may be made under a Savings Contract (which shall not be less than (pound)5 or, if the Directors so determine, such other minimum amount as is permitted under the terms of the relevant Savings Contract);

          2.4.6 state the maximum amount of monthly savings contribution which may be made by an Optionholder (being such sum as is mentioned in rule 8.2);

          2.4.7 if the Company so determines, include a statement that, if it becomes necessary to scale-back applications pursuant to rule 5, such scaling-back shall, in the first instance, apply to every application in relation to which the amount of monthly savings contribution proposed to be made is greater than such lesser amount as is specified in the invitation;

          2.4.8 if the Company so determines, include a statement that, if it becomes necessary to scale-back applications pursuant to rule 5, all applications for 7 year Options may be accepted on the basis that they are deemed to be applications for 5 year Options and that, in this event, every corresponding application for a 5 year Savings Contract shall be deemed to be made and shall be accepted by the Relevant Savings Body on the basis that, in each such case, the Applicant will be deemed not to have elected for repayments to be taken as including the maximum bonus payable;

          2.4.9     specify the Application Date

          and shall otherwise be in such form as the Company shall determine.

2.5 On any occasion on which invitations are issued, the Directors may in their discretion (and acting with the consent of the Grantor where appropriate) determine and announce the maximum number of Shares in respect of which Options will be granted in response to applications made pursuant to the invitations issued on that occasion.

2.6       No invitation may be issued after 3 April 2012.

3.        THE EXERCISE PRICE

3.1 Subject to any adjustment in accordance with rule 15, the price per Share payable upon the exercise of Options granted on any occasion shall be determined by the Grantor but shall be not less than 80% (rounded up to the nearest whole penny) of the Initial Market Value of a Share.

3.2 Subject to rule 15, the Exercise Price shall be the same in relation to all Options granted on the same occasion and, in relation to Subscription Options, shall not in any event be less than the nominal value of a Share.

3.3 The Directors (acting with the consent of the QUEST Trustee) may from time to time direct and notify the Optionholder in writing that the Exercise Price shall be payable, and the Optionholder shall pay the Exercise Price to the QUEST Trustee (as mentioned in rule 12.4).

4.        APPLICATIONS FOR OPTIONS

4.1 Any Eligible Employee to whom an Invitation has been issued may apply for an Option by submitting to the person specified in the Invitation an application in writing which:

          4.1.1 is received at such address as is stipulated in the Invitation not later than the Application Date;

          4.1.2 specifies the amount of the savings contributions proposed to be paid each month under the Employee's Savings Contract (or, if more than one, each such Savings Contract) and authorises the Applicant's employer (from time to time) to deduct such amount (or such lesser amount as may be determined pursuant to rule 5) from his pay;

          4.1.3 if the terms of the Invitation so permit, indicates whether or not the Applicant applies for one or more 3 year Option and/or one or more 5 year Option and/or one or more 7 year Option;

          4.1.4 includes or is accompanied by an application for a Savings Contract linked to each such Option in a form approved by the Relevant Savings Body;

          4.1.5 otherwise complies with such terms and conditions as may have been specified in the Invitation;

          4.1.6 is subject to the Applicant being an Eligible Employee at the Date of Grant;

          4.1.7 provides that the Applicant agrees to accept and be bound by the rules of this Plan;

          4.1.8 authorises the transfer and process of the Applicant's Personal Data for the purposes of the administration of this Plan;

          4.1.9     is duly completed and signed by the Applicant

          and is otherwise in such form as the Directors may determine.

4.2 Subject to rule 5, the total number of Shares in respect of which any application for an Option shall be made shall be the whole number of Shares for which the Acquisition Cost payable would be as nearly as may be equal to, but not exceed, the amount which would be the Repayment Value of the Employee's Savings Contract if the amount of each of the contributions payable under that Savings Contract (or under each such Savings Contract) was equal to the maximum amount specified by the Applicant in his application.

5.        ACCEPTANCE AND SCALING-DOWN OF APPLICATIONS

5.1 Subject to the following provisions of this rule 5, each application for an Option shall be accepted to the extent of the total number of Shares in respect of which that application is made (as mentioned in rule 4.2).

5.2 If the total number of Shares in respect of which applications for Options have been made on that occasion would result in any of the limits in rules 2.5 or 7 being exceeded then the number of Shares in respect of which each application for an Option is accepted shall be reduced in accordance with the following provisions of this rule 5.

5.3 If the Invitation included such statement as is mentioned in rule 2.4.8, and subject to rules 5.8 and 5.9, the number of Shares in respect of which each application for an Option is made shall be determined on the basis that the amount of monthly savings contribution to be made under such Savings Contract is reduced to the amount so specified.

5.4 If, after the application of rule 5.3, the total number of shares in respect of which applications for Options are deemed to have been made on that occasion exceeds any of the limits in rules 2.5 or 7 then each application for a 7 year Option shall be deemed to be an application for a 5 year Option (and the corresponding application(s) for one or more 5 year Savings Contract linked to such Option shall be deemed to be made and shall be accepted by the Relevant Savings Body on the basis that, in each such case, the Applicant has not elected for repayments to be taken as including the maximum bonus).

5.5 If, after the application of rule 5.4, the total number of shares in respect of which applications for Options are deemed to have been made on that occasion exceeds any of the limits in rules 2.5 or 7 then the number of Shares in respect of which each application for an Option shall be accepted shall be further reduced as nearly as may be on a proportionate basis to the extent necessary to ensure that none of those limits is exceeded (and the amount of monthly savings contributions to be made under the Savings Contracts linked to each such Option shall be reduced accordingly) SAVE THAT the number of Shares in respect of which any application for an Option shall be accepted shall not be reduced below the number for which the Acquisition Cost payable would be as nearly as may be equal to, but not exceed, the Repayment Value of the Employee's Savings Contract linked to that Option if the monthly savings contributions under each such Savings Contract were (pound)5 or such other minimum amount per month specified in the Invitation (the "Minimum Number of Shares").

5.6 The provisions of rule 5.5 shall, if necessary, be applied repeatedly until either none of the limits in rules 2.5 and/or 7 will be exceeded or the number of Shares in respect of which each application for an Option would be accepted is reduced to the Minimum Number of Shares.

5.7 If, notwithstanding the provisions of rules 5.2 to 5.6 (inclusive), any one or more of the limits in rules 2.5 and 7 would still be exceeded then the selection of applications for acceptance shall be made by the Directors on the basis that each application (after adjustment as mentioned above) has an equal chance of selection for acceptance.

5.8 If on any occasion an Applicant has applied for more than one 3 year Option or for more than one 5 year Option or for more than one 7 year Option then, in applying the provisions of this rule 5 the number of Shares in respect of which applications have been received from such Applicant for all such 3 year Options (or, as the case may be, all such 5 year or 7 year Options) shall first be aggregated and treated as if a single application for such an Option had been received in respect of the aggregate number of such Shares.

5.9 Having, in the case of an Applicant who has applied for more than one 3 year Option (or, as the case may be, more than one 5 year or 7 year Option) identified the maximum aggregate number of Shares in respect of which such applications may be accepted, such number of Shares shall be divided by the number of Options for which such Applicant had applied and the monthly contributions to be made in respect of each Savings Contract for which an application has been made shall be identified and such applications shall be deemed to have been made, and shall be accepted, on that basis PROVIDED THAT if in consequence the amount of monthly contributions to be made under any such Savings Contract would be less than the minimum amount specified pursuant to rule 2.4.5 then the number of Savings Contracts for which applications shall be deemed to have been made by such Applicant, and shall be accepted, shall be reduced so as to ensure that the monthly contributions to be made in each case is not less than that minimum amount.

5.10 As soon as reasonably practicable after the Application Date in relation to Invitations issued on any occasion, the Directors (acting with the consent of the Grantor where appropriate) shall:

          5.10.1 determine the maximum number of Shares in respect of which each application may be accepted; and

          5.10.2 cause each application for a Savings Contract to be submitted to the Relevant Savings Body.

6.        GRANT OF OPTIONS

6.1 An Option may be granted by the Company or, if the Company has agreed, a Relevant Trustee.

6.2 An Option shall not be granted to any person who is not an Eligible Employee at the Date of Grant.

6.3 Subject to the following provisions of this rule 6, Options for which Invitations are issued on any occasion shall be granted within the period of 30 days beginning with the first of the three days by reference to which the Initial Market Value is determined on that occasion.

6.4 The Grantor (or, if the Grantor is the Company, the Directors) shall pass a resolution granting to each Applicant who is an Eligible Employee an Option to acquire the whole number of Shares for which the Acquisition Cost payable would be as nearly as possible equal to, but not exceed, the amount which would be the Repayment Value of the Employee's Savings Contract, and the date of such resolution shall be the Date of Grant.

6.5 If on any occasion it is necessary to reduce the number of Shares in respect of which any applications are accepted then rule 6.3 shall take effect as if the reference therein to a period of 30 days was a reference to 42 days.

6.6       No payment shall be required in respect of the grant of any Option.

6.7 As soon as reasonably practicable after the Date of Grant, the Grantor shall issue to each Optionholder an Option Certificate in such form as it may determine which specifies:

          6.7.1     the Grantor;

          6.7.2     the Date of Grant;

          6.7.3 the number of Shares in respect of which the Option is granted; and

          6.7.4     the Exercise Price.

6.8 No Option shall be granted before the date on which this Plan is approved by the Inland Revenue pursuant to Schedule 9.

7.        ISSUE OF SHARES

7.1 The Company may issue Shares to a Relevant Trustee for the purpose of enabling the Relevant Trustee to satisfy its obligation to transfer Shares to Optionholders upon the exercise of Options.

7.2 The number of Shares in respect of which Subscription Options may be granted on a given day in any year, when added to:

          7.2.1 the number of Shares in respect of which Subscription Options have previously been granted (and which, if not exercised, have not ceased to be exercisable); and

          7.2.2 the number of Shares issued and the number of Shares in respect of which any rights to subscribe for Shares have previously been granted (and which have neither been exercised nor ceased to be exercisable) under any other employee share option or share incentive plan in that year and the nine preceding years may not exceed such number of Shares as represents 10 per cent of the Ordinary Share Capital on that day.

7.3 The total number of Shares in respect of which Options may be granted in response to applications made by Eligible Employees pursuant to Invitations issued on any occasion may not exceed the maximum (if any) determined and published by the Grantor on that occasion pursuant to rule 2.5.

7.4 To the extent that a Relevant Trustee has purchased Shares to be transferred to Optionholders in satisfaction of any Subscription Options, the Shares over which such Options are held shall be left out of account for the purposes of this rule 7.

8.        LIMITS ON INDIVIDUAL CONTRIBUTIONS

8.1 The aggregate amount of an Employee's monthly savings contributions under his Savings Contract, when added to the aggregate amount of his monthly savings contributions under any other Savings Contracts may not at any time exceed the sum specified in rule 8.2.

8.2 The sum mentioned in rule 8.1 is (pound)250 or such other amount as is specified in the relevant Savings Contract or such other maximum amount (not exceeding such other maximum amount per month specified from time to time in paragraph 24(2)(a) of Schedule 9) as the Grantor may determine SAVE THAT if on any occasion the Grantor shall determine for these purposes a sum ("the new limit") which is less than the maximum aggregate of the monthly contributions applicable on any previous occasion then that determination shall be made without prejudice to any Option previously granted to an Optionholder or to any Employee's Savings Contract previously entered into by any Optionholder if the aggregate monthly savings contributions payable by that Optionholder under such Savings Contract would thereby exceed the new limit.

8.3 The Company may determine that, in relation to the grant of Options on any occasion, the amount of any monthly contribution which would have been made by any such Applicant in the calendar month in which falls the Date of Grant of such Options under the terms of a Savings Contract which has been cancelled or allowed by the Applicant to lapse shall be counted in applying to that Applicant the limit in rule 8.1.

9.        NON-TRANSFERABILITY AND LAPSE OF OPTIONS

9.1 During his lifetime only the individual to whom an Option is granted may exercise that Option.

9.2       An Option shall immediately cease to be exercisable if:

          9.2.1 it is transferred or assigned (other than to Personal Representatives of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder;

          9.2.2 the Optionholder is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986;

          9.2.3 the Optionholder makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them; or

          9.2.4 the Optionholder is not, or ceases for any other reason (except his death) to be, the sole legal and beneficial owner of the Option free from encumbrances or would not, upon the exercise of the Option, be the sole legal and beneficial owner of the Shares thereby acquired, free from encumbrances.

10.       RELATIONSHIP WITH SERVICE CONTRACT

10.1 The grant of an Option does not form part of the Optionholder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and any present or past member of the Group or Associated Company or Jointly Owned Company, give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him or that he will be invited to apply for the grant of an Option whether subject to any conditions or at all.

10.2 Neither the existence of this Plan nor the fact that an individual has on any occasion been granted an Option (or been invited to apply for the grant of an Option) shall give such individual any right entitlement or expectation that he has or will in future have any such right entitlement or expectation to participate in this Plan by being granted an Option (or invited to apply for the grant of an Option) on any other occasion.

10.3 The rights and obligations of an Optionholder under the terms of his contract of employment with any present or past member of the Group or Associated Company or Jointly Owned Company shall not be affected by the grant of an Option or his participation in this Plan.

10.4 An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with any present or past member of the Group or Associated Company or Jointly Owned Company for any reason whatsoever (whether or not such termination is ultimately held to be wrongful or unfair).

11.       EXERCISE OF OPTIONS

11.1 Subject to the following provisions of this rule 11.1 and rules 13 and 14, an Option shall only be exercisable within the period of 6 months after the Bonus Date and, if not then exercised, shall lapse and cease to be exercisable at the end of that period.

11.2 If an Optionholder dies, his Personal Representatives may exercise that Option:

          11.2.1 if he dies before the Bonus Date, to the extent permitted by rule 11.10.2 during the period of 12 months commencing on the date of his death; or

          11.2.2 if he dies within the period of 6 months after the Bonus Date, to the extent permitted by rule 11.10.1 during the period of 12 months commencing on the Bonus Date and if it is not then exercised that Option shall lapse and cease to be exercisable at the end of such 12-month period.

11.3      If an Optionholder ceases to be an Employee by reason of:

          11.3.1 injury or disability (evidenced to the satisfaction of the Directors);

          11.3.2 dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996);

          11.3.3 retirement on reaching either age 65 or any other age at which he is bound to retire in accordance with the terms of his contract of employment;

          11.3.4 the company with which he holds office or employment by virtue of which he is eligible to participate in this Plan ceasing to be a Subsidiary; or

          11.3.5 the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person which is neither an Associated Company nor a Subsidiary then (without prejudice to any rights the Optionholder has under the Employees' Saving Contract to make independent arrangements with the Savings Body to continue to make Contributions following cessation of his employment) his Option may be exercised, to the extent permitted by rule 11.10.2 only, during the period of 6 months commencing on the date on which the Optionholder shall have ceased to be an Employee, and if it is not then exercised that Option shall lapse and cease to be exercisable at the end of that period.

11.4 If, before an Option has lapsed or otherwise been exercised, the Optionholder attains age 65 but remains an Employee he may exercise the Option, to the extent permitted by rule 11.10.2, during the period of six months commencing on his attaining such age. If it is not then exercised, the Option shall lapse and cease to be exercisable at the end of that period.

11.5 Subject to rule 11.6, if at any time an Optionholder ceases to be an Employee otherwise than as mentioned in rules 11.2, 11.3 or 11.7, any Option which he holds shall lapse and cease to be exercisable upon such cessation.

11.6      No Optionholder shall be treated for the purposes of rules 11.3 or
          11.5 as ceasing to be an Employee until he no longer holds any office or employment in:

          11.6.1    a Participating Company;

          11.6.2    any Associated Company;

          11.6.3    any other company of which the Company has control; or

          11.6.4    a Jointly Owned Company.

11.7 If, at the Bonus Date, an Optionholder holds an office or employment in a company which is not a Participating Company but is:

          11.7.1    an Associated Company;

          11.7.2    any other company of which the Company has control; or

          11.7.3    a Jointly Owned Company

          then the Optionholder may exercise an Option within the period of six months after the Bonus Date and if it is not then exercised it shall lapse and cease to be exercisable at the end of that period.

11.8 If the Optionholder obtains repayment of the contributions under his Savings Contract the relevant Option shall immediately cease to be exercisable unless, immediately before the repayment, such Option is exercisable by reason of rules 11.1, 11.3, 11.4, 13 or 14.

11.9 Except as provided in rule 11.2, no Option shall be capable of being exercised later than six months after the Bonus Date.

11.10 An Option may only ever be exercised in respect of such number of Shares as is mentioned below:

          11.10.1 if the Option is exercisable pursuant to rule 11.1, 11.2.2 or 11.7, the maximum number of Shares in respect of which it shall subsist;

          11.10.2   if the Option is exercisable pursuant to rules 11.2.1, 11.3,
                    11.4 or to rules 13 or 14, that number of Shares for which the Acquisition Cost payable is most nearly equal to but does not exceed the aggregate amount of contributions paid under the Employee's Savings Contract (excluding the amount of any monthly contribution the due date of payment of which is more than one calendar month after the date on which repayment is made under the Employee's Savings Contract) together with the amount of any bonus or interest received or due thereunder as at that date or (if less) the maximum number of Shares in respect of which the Option shall subsist; or

          11.10.3 in either case, such lesser number of Shares as the Optionholder may specify in the notice of exercise given pursuant to rule 12.1.

11.11 No Option may be exercised by (or by the Personal Representatives of) any Optionholder who is (or at the date of his death was):

          11.11.1 not an Employee (unless the Option is or was at the date of his death exercisable pursuant to rules 11.2, 11.3 or 11.7); or

          11.11.2 ineligible to participate in the Plan at that time by virtue of paragraph 8 of Schedule 9.

11.12 In deciding whether and when to exercise an Option, an Optionholder shall have regard to the Model Code.

12.       MANNER OF EXERCISE OF OPTIONS

12.1 An Option shall be exercised only by the Optionholder giving notice in writing to the Company, or to such person at such address as may from time to time be notified to Optionholders by the Grantor, which:

          12.1.1    is given at any time when the Option is exercisable;

          12.1.2 states that the Option is being exercised in respect of all the Shares in respect of which it is then capable of being exercised or otherwise specifies the number of Shares in respect of which the Option is being exercised in accordance with rule 11.10;

          12.1.3 is accompanied by a duly completed application to the Relevant Savings Body for payment of the Repayment Value of the Employee's Savings Contract;

          12.1.4 unless the Directors otherwise permit, is accompanied by the Option Certificate relating to that Option;

          and is otherwise in such form as the Company may determine and notify to the Optionholder.

12.2 Subject to rule 12.9, not later than 30 days after the date on which the Grantor shall have received the Acquisition Cost the Grantor shall either allot and issue (if the Grantor is the Company), or procure the transfer, to the Optionholder of the number of Shares in respect of which the Option is then exercised and as soon as reasonably practicable thereafter:

          12.2.1 if at that time Shares are listed on the Official List, procure that Shares allotted to the Optionholder are admitted to the Official List; and

          12.2.2 issue or procure the issue of a definitive share certificate or such other acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred.

12.3 If the amount received by the Grantor is greater than the Acquisition Cost of the Shares in relation to which the Optionholder has served a notice of exercise under rule 12.1, the Grantor shall procure repayment of the excess amount to the Optionholder.

12.4 If the Directors have made a direction pursuant to rule 3.3 then, when an Option is exercised, the QUEST Trustee may, and shall if so directed by the Directors:

          12.4.1 apply any amount of the Exercise Price received from the Optionholder (pursuant to rule 3.3), together with such other amount as the QUEST Trustee may received by way of contribution from the Company (or, the Participating Company with which the Optionholder holds office or employment or, if he has ceased to hold office or employment with any participating company, the Company or the Subsidiary with which he last held office or employment), in subscribing for shares at such price (being not less than the Exercise Price) as the Company may determine; and

          12.4.2 within 30 days after receiving the Exercise Price, transfer such Shares to Optionholders (or to such other persons as are mentioned in rule 12.7) in satisfaction of their rights under the terms of their Options and insofar as shares are subscribed and transferred to any Optionholder in such manner upon the exercise of an Option, the Company shall be discharged from all liability to issue such Shares to such Optionholder.

12.5 If a Subscription Option is exercised, the Directors may within 7 days of the date of exercise request the QUEST Trustee to transfer sufficient Shares to the Optionholder to satisfy the Option in full and if the QUEST Trustee is able and willing to satisfy such Option in full the Shares shall be transferred to the Optionholder within 30 days of the date of exercise and the Company shall pay over the Acquisition Cost to the QUEST Trustee when the Shares are transferred and pay the appropriate stamp duty on behalf of the Optionholder in respect of the transfer. If the QUEST Trustee is unable or unwilling to satisfy the Option in full, rule 12.2 shall apply as if the Directors had not requested the Trustee to satisfy the Option.

12.6 The QUEST Trustee may exercise such of its powers and duties as are appropriate to give effect to the arrangements mentioned in rules 3.3,
          12.4 and 12.5.

12.7 The Grantor may, if the Optionholder so requests in writing, allot and issue or transfer some or all of such Shares to:

          12.7.1 a nominee of the Optionholder provided that beneficial ownership of such Shares shall be vested in the Optionholder; or

          12.7.2 to an account manager (or his nominee) of an individual savings account on terms that such Shares shall be in the beneficial ownership of the Optionholder notwithstanding that title to such Shares shall be vested in the account manager or his nominee or jointly in one of them and the Optionholder and for the purposes of this rule the terms 'account manager' and 'individual savings account' shall have the meanings they bear in the Individual Savings Account Regulations 1998 (SI 1998/1870).

12.8 All Shares allotted or transferred upon the exercise of any Option shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

12.9 The allotment or transfer of Shares pursuant to the exercise of an Option shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities (whether in the United Kingdom or elsewhere) under any enactments or regulations from time to time in force and it shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

13.       RECONSTRUCTION OR WINDING-UP OF THE COMPANY

13.1 If the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option to the extent permitted by rule 11.10.2 during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement, and thereafter the Option shall lapse and cease to be exercisable.

13.2 If notice is given to the holders of Shares of a resolution for the voluntary winding-up of the Company, notice of the same shall be given to all Optionholders and each Optionholder shall be entitled to exercise his Option to the extent permitted by rule 11.10.2 at any time within the period of six months commencing on the date on which the resolution is passed.

13.3 All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

14.       TAKE-OVER OF THE COMPANY

14.1      If, as a result of either:

          14.1.1 a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

          14.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons, then the Grantor shall as soon as reasonably practicable thereafter notify every Optionholder accordingly and the Optionholder shall be entitled to exercise his Option to the extent permitted by rule
          11.10.2 within 6 months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied (but not in any event more than 6 months after the Bonus Date) and to the extent the Option has not been exercised it shall upon the expiration of that period cease to be exercisable and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to rule 14.3 and shall lapse upon the expiry of the "appropriate period" as defined in rule 14.4 if such offer is made but is not accepted by the Optionholder.

14.2 If at any time any person becomes entitled or bound to acquire Shares under sections 428 to 430F of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option to the extent permitted in rule 11.10.2 at any time when that person remains so entitled or bound (but not in any event more than 6 months after the Bonus Date) and to the extent the Option has not been exercised it shall upon the expiration of that period cease to be exercisable and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to rule 14.3 and shall lapse upon the expiry of the "appropriate period" as defined in rule 14.4 if such offer is made but is not accepted by the Optionholder.

14.3      If any company (in this rule referred to as the "acquiring company"):

          14.3.1 obtains control of the Company as a result of making a general offer:

                    (a) to acquire the whole of the Ordinary Share Capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

                    (b) to acquire all the shares in the Company which are of the same class as the Shares;

          14.3.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court made under section 425 of the Companies Act 1985; or

          14.3.3 becomes bound or entitled to acquire Shares under sections 428 to 430F (inclusive) of the Companies Act 1985 an Optionholder may, at any time within the "appropriate period" as mentioned in rule 14.4, by agreement with the acquiring company, release his rights under his Option in consideration of the grant to him of rights to acquire shares in the acquiring company or any other company falling within sub-paragraphs (b) and (c) of paragraph 10 of
          Schedule 9 (read and construed as if references in those provisions to the Company were references to the acquiring company) PROVIDED THAT:

                    (a) such rights will be exercisable only in accordance with the provisions of this Plan as it had effect immediately before the release of the rights referred to above (read and construed as mentioned in rule 14.5);

                    (b) the shares to which the new rights relate satisfy the provisions of paragraphs 10 to 14 of Schedule 9;

                    (c) the total market value, immediately before such release, of the Shares in respect of which the Option then subsists is equal to the total market value, immediately after such grant, of the shares in respect of which new rights are granted to the Optionholder; and

                    (d) the total amount payable by the Optionholder for the acquisition of shares upon exercise of the new rights is equal to the total amount that would have been payable for the acquisition of Shares upon exercise of the Option.

14.4      In rule 14.3 the "appropriate period" means:

          14.4.1 in a case falling within rule 14.3.1 the period of six months beginning with the time when the person making the offer has obtained control of the Company and any condition or conditions subject to which the offer is made has or have been satisfied or waived;

          14.4.2 in a case falling within rule 14.3.2 the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

          14.4.3 in a case falling within rule 14.3.3 the period during which the acquiring company remains bound or entitled as mentioned in that paragraph.

14.5 For the purposes mentioned in rule (a) of the proviso to rule 14.3, the provisions of this Plan shall be read and construed as if:

          14.5.1 references to "the Company", except for the purposes of the definitions of Jointly Owned Company and Participating Company and rule 16.2, were references to the company in respect of whose shares the new rights are granted;

          14.5.2    references to "Shares" were references to such shares;

          14.5.3    reference to "Option" were references to such rights;

          14.5.4 references to "Optionholder" were references to the persons to whom such rights are granted;

          14.5.5 references to "Ordinary Share Capital" were references to the ordinary share capital (other than fixed rate preference shares) of such company;

          14.5.6 references to the "Directors", except for the purposes of rule 16.2, were references to the directors of such company; and

          14.5.7 references to the "Exercise Price" were references to the price per share payable upon the exercise of such new rights.

14.6 Rights granted pursuant to rule 14.3 shall be regarded for the purposes of section 185 to the Taxes Act and Schedule 9 and for the purposes of the subsequent application of the provisions of this Plan as having been granted on the Date of Grant of the corresponding rights released as mentioned in rule 14.3.

14.7 Apart from rules 14.3 and 14.4 a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

15.       VARIATION OF SHARE CAPITAL

15.1 In the event of any alteration of the Ordinary Share Capital by way of a capitalisation or rights issue or by way of sub-division, consolidation, reduction or any other variation in the share capital of the Company, the Grantor may make such adjustment as it considers appropriate:

          15.1.1    to the aggregate number of Shares subject to any Option;

          15.1.2    to the Exercise Price; and/or

          15.1.3 if an Option has been exercised but no Shares have been allotted or transferred, to the number of Shares which may be so allotted or transferred and the Acquisition Cost relating to such Shares

          PROVIDED THAT:

                    (a) no such adjustment shall be made without the prior approval of the Board of Inland Revenue;

                    (b) except in the case of a subdivision, consolidation or capitalisation issue, any such adjustment must be confirmed in writing by the Auditors to be in their opinion fair and reasonable;

                    (c) the aggregate Acquisition Cost payable by an Optionholder on the exercise of all his Options shall not be materially altered;

                    (d) except insofar as the Directors (on behalf of the Company) agree to capitalise the Company's reserves and apply the same at the time of exercise in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price in relation to any Subscription Option shall not be reduced below the nominal value of a Share; and

                    (e) the number of Shares as so adjusted shall be rounded down to the nearest whole number and the Exercise Price as so adjusted shall be rounded up to the nearest whole penny.

15.2 As soon as reasonably practicable after making any adjustment pursuant to rule 15.1 the Grantor shall give notice in writing thereof to every Optionholder affected thereby.

16.       ALTERATION OF THIS PLAN

16.1 Before this Plan is first approved by the Board of Inland Revenue, the Directors may make any alteration or addition to these rules as may be necessary or appropriate to take account of comments of the UK Listing Authority and to ensure that this Plan is so approved.

16.2 The Directors may, at any time thereafter, alter or add to the rules of this Plan in any respect PROVIDED THAT:

          16.2.1 no alteration or addition to any provision of this Plan shall take effect until approved by the Board of Inland Revenue;

          16.2.2 no such alteration or addition shall be made to the advantage of existing or new Optionholders to the provisions relating to eligibility to participate, the overall limitations on the issue of new Shares, the individual limitations on Option grants under this Plan and the basis for determining an Optionholders' rights to acquire Shares and the adjustment of such rights in the event of variation of the Ordinary Share Capital without the prior approval by ordinary resolution of the shareholders of the Company SAVE THAT the provisions of this rule 16.2.2 shall not apply to the extent that such alteration or addition is in the opinion of the Directors a minor amendment which is necessary or appropriate:

                    (a)  to benefit the administration of this Plan;

                    (b)  to take account of any change in legislation; or

                    (c) to maintain Inland Revenue approval of this Plan or obtain or maintain favourable tax, exchange control or regulatory treatment for Optionholders or for the Company or for any Subsidiary; and

          16.2.3 if in relation to any Options the Grantor is not the Company, no alteration or addition shall be made to the terms of such Options without the approval of the Grantor.

16.3 As soon as reasonably practicable after making any such alteration or addition the Directors shall give notice in writing thereof to every Optionholder (if any) affected thereby.

17.       SERVICE OF DOCUMENTS

17.1 Except as otherwise provided in this Plan, any notice or document to be given by, or on behalf of, the Company or other Grantor or the Administrator to any person in accordance or in connection with this Plan shall be duly given:

          17.1.1 by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

          17.1.2 if he holds office or employment with any member of the Group or any Associated Company, by delivering it to him at his place of work or by sending to him a facsimile transmission or Electronic Communication addressed to him at his place of work and if so sent it shall be deemed to have been duly given at the time of transmission SAVE THAT a notice or document shall not be duly given by Electronic Communication unless that person is known by his Employer Company to have personal access during his normal business hours to information sent to him by Electronic Communication.

17.2 Any notice or document so sent to an Employee or Optionholder shall be deemed to have been duly given notwithstanding that such Optionholder is then deceased (and whether or not the Company or other Grantor has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

17.3 Any notice in writing or document to be submitted or given to the Grantor, the Company or the Administrator in accordance or in connection with this Plan may be delivered, sent by post, facsimile transmission or Electronic Communication but shall not in any event be duly given unless:

          17.3.1 it is actually received (or, in the case of an Electronic Communication, opened) by the secretary of the Company or such other individual as may from time to time be nominated by the Company and whose name and address is notified to Optionholders; and

          17.3.2 if given by Electronic Communication, it includes a digitally encrypted signature of the Optionholder.

17.4 For the purposes of this Plan, an Electronic Communication shall be treated as not having been duly made or received if it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer programme which could alter damage or interfere with any computer software or Electronic Communication.

18.       MISCELLANEOUS

18.1 The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full of all the Subscription Options for the time being remaining capable of being exercised under this Plan.

18.2 No Option to purchase existing Shares shall be granted by any person unless that person beneficially owns such Shares at the Date of Grant or the Directors are satisfied that sufficient Shares will be made available to satisfy the exercise in full of all Options granted or to be granted by that person.

18.3 The Directors may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Plan as they think fit.

18.4 In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts of 1996 shall not apply in relation to any such matter.

18.5 The Company shall not be obliged to provide Optionholders with copies of any notices, circular or other documents sent to holders of Shares.

18.6 The costs of the administration and implementation of this Plan shall be borne by the Company.

19.       JURISDICTION

19.1 This Plan shall be governed by and construed in all respects in accordance with English law.

19.2 In applying for the grant of an Option an Eligible Employee shall be deemed to submit to the exclusive jurisdiction of the English courts as regards any claim legal action or proceedings arising out of this Plan and to waive any objection to such proceedings taking place in the English courts on the grounds of venue or on the grounds that such proceedings have been brought in an inconvenient forum.

20.       DATA PROTECTION

20.1 By accepting the grant of an Option the Optionholder shall agree and consent to:

          20.1.1 the collection, use and processing by any member of the Group, the Savings Body and any Relevant Trustee of Personal Data relating to the Optionholder, for all purposes reasonably connected with the administration of this Plan and the subsequent registration of the Optionholder or any other person as a holder of Shares acquired pursuant to the exercise of an Option;

          20.1.2 any member of the Group, the Savings Body and any Relevant Trustee transferring Personal Data to or between any of such persons for all purposes reasonably connected with the administration of this Plan;

          20.1.3 the use of such Personal Data by any such person for such purposes; and

          20.1.4 the transfer to and retention of such Personal Data by any third party for such purposes.

21.       THIRD PARTY RIGHTS

21.1 Except as otherwise expressly stated to the contrary, neither this Plan nor the grant of any Option nor the U.K. Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party any rights under this Plan and that Act shall not apply to this Plan or to the terms of any Option granted under it.

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

           (FORM OF OPTION CERTIFICATE INITIALLY PROPOSED TO BE USED)
                    THE SMITH & NEPHEW SHARESAVE PLAN (2002)

                                  ("the Plan")

                               OPTION CERTIFICATE

THIS DOCUMENT IS IMPORTANT. A form of notice for use by the Optionholder for the exercise of the option is set out overleaf.

Name of Optionholder               Number of Smith & Nephew plc ordinary shares

Address of Optionholder            Exercise Price per share       ______________

_________________________________

_________________________________ Maximum total acquisition cost  ______________

_________________________________

_________________________________
                                   Type of Option:        3 year Option/

                                                          5 year Option/

Date of Grant _____________________                       7 year Option

THIS IS TO CERTIFY that the Optionholder named above was on the above date granted in accordance with the Plan an option [to acquire/to subscribe for]* the above number of Ordinary Shares of 12-2/9p each in the capital of Smith & Nephew plc at the above price per share. The option is personal to the Optionholder and may not be transferred, assigned, mortgaged, pledged or otherwise disposed of by him. The option is exercisable subject to and in accordance with the rules of the Plan.


                     ---------------------------------------

                     for and on behalf of Smith & Nephew plc

*delete as appropriate

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